Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Trupanion, Inc. of our report dated February 16, 2016, with respect to the consolidated financial statements and schedule of Trupanion, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
February 16, 2016